EXHIBIT 32
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                CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                      AND CHIEF FINANCIAL OFFICER
                  PURSUANT TO 18 U.S.C. SECTION 1350,
                 AS ADOPTED PURSUANT TO SECTION 906 OF
                      THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report on Form 10-QSB/A of Touchstone Applied Science Associates, Inc. (the "Company"), for the quarter ended January 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Andrew L. Simon, President, Chief Executive Officer and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, Touchstone Applied Science Associates, Inc., to the best of my knowledge, that:

        1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  August 8, 2005

                                          /s/ ANDREW L. SIMON
                                          -------------------

                                          Andrew L. Simon, President,
                                          Chief Executive Officer and
                                          Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Touchstone Applied Science Associates, Inc. and will be retained by Touchstone Applied Science Associates, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.